Exhibit 99.1

JOINDER to

letter agreement

November 20, 2012

Reference is hereby made to that certain Letter Agreement re: Initial Public Offering, dated April 12, 2011, among SCG Financial Acquisition Corp., SCG Financial Holdings LLC (the “Company”), Gregory H. Sachs, not individually but as Trustee of the Gregory H. Sachs Revocable Trust, Under Declaration of Trust Dated April 24, 1998, as Amended and Restated (the “Sachs Revocable Trust”), Gerald M. Sachs, not individually but as Trustee of the 2011 Sachs Family Trust (the “Sachs Family Trust”), Gregory H. Sachs, individually, Michelle Sibley, Loren Buck, Michael Wallach and Kenneth Leonard (the “Letter Agreement”).

Pursuant to that certain Unit Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) between the Company, the Sachs Revocable Trust, the Sachs Family Trust and 2012 DOOH Investments LLC, an Illinois limited liability company (the “Buyer”), the Buyer has acquired an aggregate of seven hundred sixty-one thousand nine hundred five (761,905) Class A Units of the Company from the Sachs Revocable Trust and the Sachs Family Trust (the “Investment”). In connection with and as a condition to the consummation of the Investment, the Buyer hereby agrees to become a party to the Letter Agreement and hereby agrees to be bound by the terms and conditions set forth in the Letter Agreement, including, but not limited to, the transfer restrictions set forth in Section 3(b) and Section 3(c) of the Letter Agreement.

[Signature page follows]

Accepted and Agreed:

BUYER:

2012 DOOH Investments LLC

By:	DOOH Investment Management LLC
Title:	Manager

By:	/s/ Donald R. Wilson, Jr.
Name:	Donald R. Wilson, Jr.
Title:	Manager

Signature Page to Joinder to Letter Agreement